MANAGEMENT AGREEMENT

      This Management Agreement is entered into as of February 26, 1998, between Stage II Apparel Corp. ("Stage II" or the "Company") , with its principal place of business at 350 Fifth Avenue, New York, NY 10118, and Richard Siskind ("Executive" or "Siskind"), with his principal place of business at 1385 Broadway, New York, NY 10018 (the "Management Agreement").

      WHEREAS Jack Clark, Robert Plotkin and Steven R. Clark (the "Stage II Shareholders") have entered into a Stock Purchase Agreement to sell Richard Siskind a total of 1,900,000 shares of the issued and outstanding shares common stock of Stage II ("SA Common"), subject to certain conditions and other agreements (the "Stock Purchase Agreement");

      WHEREAS the Stage II Shareholders have agreed that they will resign from the Board of Directors of Stage II (the "Board") and request the remaining members of the Board to resign, with all resignations to take place seriatim in favor of nominees of Siskind, with such resignations becoming effective when certain requirements of the Securities Exchange Act of 1934 have been met; and

      WHEREAS the Stock Purchase Agreement contemplates that Siskind will become the President and chief executive officer of Stage II upon terms acceptable to the Board of Stage II;

      NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree:

1. Scope of Engagement Stage II hereby retains Executive during the Term to serve as the President and Chief Executive Officer of Stage II to report to the Board and to perform those functions normally assigned to the chief executive officer of a company similarly situated to Stage II. As such, among other things, he shall be in charge of all phases of the Company's business, including payroll, the hiring and termination of employees, the purchase of inventory, sales, sales strategies, the pricing of merchandise being sold, and credit arrangements. During the Term, the Siskind shall report directly to the Board and shall devote such business time, labor and energy to the business and affairs of the Company as Siskind deems reasonably required to perform his duties and responsibilities to Stage II. Stage II recognizes that a portion of Siskind's time will be expended on the affairs of R. Siskind & Co. and its affiliates, provided however, that the time devoted by him to those activities will not interfere with his carrying out his duties and responsibilities to Stage II.

2. Term of Engagement The term of this Management Agreement (the "Term") shall be three years commencing at and subject to the closing of the transaction contemplated by the Stock Purchase Agreement (the "Closing"). Any termination of this Management Agreement prior to the scheduled expiration of the Term shall be subject to the provisions of Section 9.


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3. Other Obligations of the Executive As a condition precedent to the effectiveness of this Agreement at the Closing, the Executive agrees that he will arrange for financing of the Company's accounts receivables and for letters of credit as reasonably necessary to carry on the business of the Company within such business plans as he proposes for the Company (the "New Credit Facility") with the New Credit Facility to commence at the Closing.

4. Reconstitution of the Board As a condition precedent to the effectiveness of this Agreement at the Closing, the current members of the Board will have resigned as directors effective upon receipt of an opinion of counsel to Stage II that ss.14f of the Securities Exchange Act of 1934 has been complied with, and will have appointed in their stead, the people named in Exhibit A hereto.

5. Compensation and Benefits. During the Term, Executive shall be entitled to the following compensation and benefits.

      a. Salary. The Company shall pay to the Executive and Executive agrees to accept, in consideration of his services, salary at the annual rate of $200,000 per annum ("Base Salary"), payable in accordance with the Company's normal payroll practices.

      b. Expense Reimbursement. During the Term the Company shall (I) reimburse the Executive, upon production of accounts and vouchers or other evidence of payment by the Executive, all in accordance with the Company's regular procedures in effect from time to time and in form suitable to establish the validity of the expenses for tax purposes, all reasonable, ordinary and necessary travel, entertainment, telephone and other business related expenses incurred by him in the performance of his duties hereunder. Reimbursable expenses hereunder shall include all airfare, hotel, car service, dining and related expenses incurred by the Executive when traveling on Company business.

      c. Additional Benefits. The Executive shall be entitled to participate during the Term in any medical, life insurance, pension, bonus, profit-sharing or similar plan or program that may be maintained by the Company and made available to its executive officers generally.

      d. Non-Qualified Stock Options Effective upon the Closing, the Board shall adopt:

            i. a 1998 Non-Qualified Stock Option Plan - A ("Plan A"), in the form annexed as Annex A hereto, and grant the Executive non-qualified stock options to purchase 900,000 shares of SA Common in accordance with Plan A ("Option Plan A"); and

            ii. a 1998 Non-Qualified Stock Option Plan - B ("Plan B"), in the form annexed as Annex B hereto, and grant the Executive non-qualified stock options to purchase 1,500,000 shares of SA Common in accordance with Plan B. (Options under both Plans A and B are referred to collectively as the "Option Plans").


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      e. Key Man Life Insurance The Company will acquire life insurance upon the life of the Executive in the sum required by the financing sources for the New Credit Facility.

6. Resale of Option Shares and Other Securities

      a. Registration of Option Shares. Prior to the first anniversary of the Closing, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") covering the resale by the Executive of shares of SA Common issuable upon exercise of options granted under the Option Plans (the "Option Shares") in accordance with Rule 415 under the Securities Act. The Company will:

            i. use its best efforts to maintain the effectiveness of the Registration Statement in accordance with the applicable provisions of the Securities Act until the Executive is entitled to freely transfer all of his Option Shares pursuant to paragraph (k) of Rule 144 under the Securities Act ("Rule 144");

            ii. file any documents required for state securities or "blue sky"clearance in jurisdictions specified in writing by the Executive and use its best efforts to cause the Option Shares so registered to be and remain qualified thereunder where qualifications are required to permit the public sale thereof; and

            iii. bear all expenses in connection with the procedures described in this Section 6(a), other than selling commissions and fees and expenses of counsel or other advisers, if any, to the Executive.

      b. Right of First Refusal. The Executive shall give the Company written notice of his intention to sell any of his Options Shares under Option Plan A (a "Resale Notice") at least two business days prior to effecting any sale thereof (the "Resale Notice Period"). Each Resale Notice shall:

            i. set forth the number of Option Shares to be offered for sale (the "Offered Shares");

            ii. indicate the proposed manner of sale; and

            iii. offer to sell the Offered Shares to the Company at the closing price of the SA Common on the trading day immediately preceding the date of the Resale Notice (the "Offered Share Price"). Upon receipt of each Resale Notice, the Company shall have the right, but not the obligation, to purchase all or any part of the Offered Shares for cash against delivery at the Offered Share Price at any time prior to the expiration of the Resale Notice Period.


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7. Indemnification. Executive shall be entitled to indemnification by the
Company to the fullest extent of the law of the Company's state of incorporation.

8. Legal Fees of Executive The Company agrees to reimburse Siskind to the extent of $5,000.00 for such legal fees as he shall have incurred in negotiating with the Company and in entering in this Agreement, and upon the approval of the Compensation Committee as to their reasonableness.

9. Termination.

      a. By the Company for Cause. The Company may terminate this Agreement and all of its obligations to the Executive hereunder for "Cause," which shall be limited to the Executive's willful misfeasance, malfeasance or nonfeasance in the performance of his duties to the Company.

      b. Death or Disability of the Executive. Upon the death of the Executive during the Term or a disability that renders the Executive unable for a period of six consecutive months during the Term to conduct his duties in substantially the same manner conducted prior thereto, this Agreement shall terminate, and the Company shall thereupon pay to the Executive or his legal representative, in complete satisfaction of its obligations hereunder, continuation of the Base Salary for a period of one year.

      c. By the Executive without Good Reason. In the event of the Executive's voluntarily resignation without "Good Reason" (as defined in paragraph (e) below), the Company's obligations hereunder shall terminate as of the date of resignation.

      d. By the Company without Cause prior to a Fundamental Change. If this Agreement is terminated by the Company prior to a "Fundamental Change" (as defined in paragraph (e) below) other than for Cause or upon the death or disability of the Executive, then the Executive shall be entitled to receive, in full satisfaction of the Company's obligations hereunder, two year's Base Salary, payable within 30 days after the date of termination.

      e. Following a Fundamental Change. In the event that, following a Fundamental Change (as defined below), the Executive's employment with the Company is terminated by the Executive for Good Reason (as defined below) or by the Company other than for Cause or the death or disability of the Executive, the Company shall provide the Executive with a termination settlement in an amount equal to one year's Base Salary, payable within 30 days after the date of termination. For purposes of this Section 7:

         i. "Fundamental Change" means an event or series of events pursuant to which the Company:


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            (1)   sells all or substantially all of its assets to or merges with any corporation (a "Successor") other than a subsidiary wholly owned by the Company for at least one year prior thereto;

            (2) files or acquiesces to a petition for liquidation or reorganization of the Company under the U.S. Bankruptcy Code; or

            (3)   ceases to conduct operations.

      ii.   "Good Reason" means any:

            (1)   diminution of the Employee's responsibilities;

            (2)   reduction of the Executive's compensation;

            (3) purported termination of this Agreement by the Company without Cause; or

            (4) failure by the Company to obtain the express written assumption of its obligations under this Agreement by any Successor following a Fundamental Change.

      f. Notice. Any purported termination of the Executive's employment by the Company for Cause or disability or by the Executive for Good Reason following a fundamental Change shall be communicated by written notice to the other party, indicating the effective date of termination and the specific basis for termination, setting forth in reasonable detail the facts and circumstances claimed for termination on those grounds.

10. Closing The Closing shall take place as provided for in section 1.2 of the Stock Purchase Agreement.

11. Entire Agreement; Amendments; Waivers. This Management Agreement is the entire agreement between the parties with respect to the subject matter hereof. This Management Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all the parties to this agreement, which states that it is intended to amend or waive a provision of this agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to that instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.

12. Severability. Should any provision of this Management Agreement be unenforceable or prohibited by applicable law, this agreement shall be considered divisible as to any inoperative provision, and the remainder of this agreement shall be valid and binding as though the inoperable provision were not included herein.


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13. Headings and Definitions. All headings in this Management Agreement are for convenience only and will not affect the meaning of any provision hereof. All words which are initially capitalized herein to indicate a special definition and which are not defined in this Management Agreement shall be interpreted as they are defined in the Purchase Agreement.

14. Successors and Assigns. This Management Agreement shall inure to the benefit of, and be binding upon, the Company and any corporation with which the Company merges or consolidates or to which the Company sells all or substantially all of its assets, and upon the Executive and his executors, administrators, heirs and legal representatives.

15. Governing Law. This Management Agreement shall be construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts of laws principles thereof.

16. Counterparts and Faxed Signatures. This Management Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original. It shall not be necessary when making proof of this agreement to account for more than one counterpart.
Faxed signatures are valid.

      IN WITNESS WHEREOF, the undersigned have set their hands and seals on the date first written above.


                                     STAGE II APPAREL CORP.


                                     By: S\ Jack Clark
                                         ---------------------------------------
                                            Jack Clark, an authorized officer


                                     By: S\ Richard Siskind
                                         ---------------------------------------
                                            Richard Siskind, Executive



EXHIBIT A - DESIGNEES AS DIRECTOR
      Richard Siskind, Jon Siskind, Beveley Roseman, Robert Greenberg and Barry Fertel.


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